JOE FRANKLIN SANDERSON, JR. AND WILLIAM RAMON SANDERSON,
          NOT INDIVIDUALLY BUT SOLELY AS CO-EXECUTORS OF THE ESTATE OF
                        JOE FRANKLIN SANDERSON, DECEASED

                 THIRD AMENDMENT TO CREDIT AGREEMENT AND WAIVER


Harris Trust and Savings Bank
Chicago, Illinois


The Lenders from time to time parties hereto


SunTrust Bank (formerly known as
            SunTrust Bank, Atlanta)
Atlanta, Georgia

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of March 21, 2000, as amended (the "Credit Agreement"), among the undersigned, JOE FRANKLIN SANDERSON, JR. AND WILLIAM RAMON SANDERSON, not individually but solely as co-executors of the estate of Joe Franklin Sanderson, Deceased (the "Borrower"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

     The Borrower has requested that the Banks amend the Credit Agreement to permit defeased tax-exempt municipal bonds to be pledged to the Agent as Collateral for the Loans, to include such tax-exempt bonds in the calculation of the Loan to Value Ratio and to waive certain requirements of Sections 7.2(a) and
7.10 of the Credit Agreement and to amend certain other provisions of the Credit Agreement, and the Banks are willing to do so in the manner and on the terms and conditions set forth herein.

     1. AMENDMENTS.

         Upon satisfaction of all of the conditions precedent set forth in
Section 3 hereof, the Credit Agreement shall be amended as follows:

     1.1. The last sentence of Section 2.2 of the Credit Agreement shall be amended to read as follows:

     ""Market Value" means, with respect to any Securities and any Escrowed Municipal Bonds as of any day, to the extent quotations are available, the closing sale price of the Securities or such Escrowed Municipal Bonds, as the case may be, on the preceding Business Day as appearing on any regularly published reporting or quotation service or, if there is no closing sale price, any reasonable estimate used by the Borrower or the Agent in accordance with sound banking practices; provided, however, that any equity Securities having a closing sale price of less than $5 per share or unit shall be deemed to have a Market Value of zero dollars ($0)."


     1.2. Section 4 of the Credit Agreement shall be amended by adding the following definition thereto in the appropriate alphabetical order:

     " "Escrowed Municipal Bonds" means any municipal bond or note that (a) has been defeased by the irrevocable deposit in trust for the benefit of the holders thereof of direct full faith and credit obligations of the United States of America in an amount sufficient to pay when due all principal of and interest on such municipal bond or note in accordance with the trust indenture or other document governing the terms of such bond or note, (b) is traded on a nationally recognized securities exchange, and (c) has a rating of not less than AAA by Moody's Investor Services, Inc. and Aaa by Standard & Poor's."

     1.3. The definition of the term "Cash Collateral" contained in Section 4 of the Credit Agreement shall be amended to read as follows:

     ""Cash Collateral" shall mean cash or cash equivalents (including without limitation Escrowed Municipal Bonds) in which the Borrower has granted to the Agent a first priority security interest as Collateral for the Term Loans."

     1.4. Section 5.8 of the Credit Agreement shall be amended by replacing the figure "3,229,672" appearing therein with the figure "2,799,672".

     1.5. Section 7.2(a) of the Credit Agreement shall be amended to read as follows:

             "(a) Intentionally omitted;".

     2. WAIVER.

     2.1. (a) The first paragraph of Section 7.10 of the Credit Agreement permitted the Borrower to distribute shares of the common stock of Sanderson Farms, Inc. upon the terms and conditions contained therein. One of those conditions is that after giving effect to a proposed distribution the Borrower's Net Worth is not less than $2,500,000 (the "Net Worth Requirement"). The Borrower wishes to distribute up to 400,000 shares of the common stock of Sanderson Farms, Inc. during calendar year 2002 and has requested that the Banks waive the Net Worth Requirement. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Banks hereby waive the Net Worth Requirement to the extent necessary to permit the Borrower to distribute up to 400,000 shares of the common stock of Sanderson Farms, Inc. during calendar year 2002, provided that all other terms and conditions specified in Section 7.10 of the Credit Agreement are satisfied at the time of such distribution.

     (b) Section 7.2(a) of the Credit Agreement requires that the Borrower deliver its annual audited financial statements to the Banks by February 15 of each year. The Borrower requests that the Banks waive, and upon satisfaction of the conditions precedent set forth in Section 3 hereof the Banks hereby waive, the requirements of Section 7.2(a) of the Credit Agreement for all years ending prior to the date of this Amendment.

     2.2. The waivers contained in Section 2.1 of this Amendment is limited to matters set forth in that Section, and the Borrower agrees that it remains obligated to comply with the terms of the Credit Agreement and the other Loan Documents, and that the Banks shall not be obligated in the future to waive any provision of the Credit Agreement or the other Loan Documents as a result of having provided the waiver contained herein.

     3. CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     3.1. The Borrower, the Agent and each of the Banks shall have executed this Amendment.

     4. REPRESENTATIONS AND WARRANTIES.

     4.1. Each of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct.

     4.2. The Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and, after giving effect to this Amendment, no Event of Default or Potential Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

     5. MISCELLANEOUS.

     5.1. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     5.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     Upon acceptance hereof by the Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

     Dated as of May 13, 2002.


                                           /s/Joe Franklin Sanderson, Jr.
                                           -------------------------------
                                          JOE FRANKLIN SANDERSON, JR., AS CO-
                                          EXECUTOR OF THE ESTATE OF JOE FRANKLIN
                                          SANDERSON, DECEASED, AND NOT IN HIS
                                          INDIVIDUAL CAPACITY


                                          /s/William Ramon Sanderson
                                          --------------------------------
                                          WILLIAM RAMON SANDERSON, AS CO-
                                          EXECUTOR OF THE ESTATE OF JOE FRANKLIN
                                          SANDERSON, DECEASED, AND NOT IN HIS
                                          INDIVIDUAL CAPACITY

     Accepted and agreed to as of the day and year last above written.


                                         HARRIS TRUST AND SAVINGS BANK
                                         individually and as Agent



                                         By /s/Curt Flammini
                                            Its Vice President


                                         SUNTRUST BANK



                                         By /s/James V. Kentwood
                                           Its: Vice-President